UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 19, 2010
Date of report (Date of earliest event reported)

Rotate Black, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-14039	75-3225181
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

932 Spring Street, Suite 201
PETOSKEY, MI 49770
(Address of Principal Executive Offices) (Zip Code)

231-347-0777
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2010, Rotate Black, Inc., a Nevada corporation (the “Company”), filed a Certificate of Amendment with the Secretary of State of Nevada, to take effect August 2, 2010. On the Effective Date, the Company’s Articles of Incorporation shall be amended to effect a one-for five reverse split of the Company’s common stock (the “Reverse Split”).  In addition, the total number of common stock authorized that may be issued by the Company shall be reduced in the same ratio as the Reverse Split, thereby being reduced from 100,000,000 to 20,000,000.

As the Company’s authorized common stock is being reduced while correspondingly, and proportionately, decreasing the number of shares issued and outstanding, the Company was not required to obtain stockholder approval pursuant to Chapter 78 of the Nevada Revised Statues.  The Company’s board of directors approved the Reverse Split and reduction of Company’s authorized common stock on July 9, 2010.

Item 9.01	Financial Statements and Exhibits.

    (d)   Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Rotate Black, Inc.’s Articles of Incorporation, filed July 19, 2010.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc. (Registrant)

Date: July 22, 2010	By:	/s/ JOHN C. PAULSEN
Name: John C. Paulsen
Title: Chief Executive Officer

3